Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-92981 on Form S-4 and Registration Statement Nos. 333-101518, 333-60768, 333-5493, 333-26785, 333-69811, 333-69813, 333-87279 and 333-35534 on Form S-8 of our report dated April 29, 2005, relating to management’s report of the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K/A of SOURCECORP, Incorporated for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Dallas, Texas
April 29, 2005